Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

The Board of Directors

Education Realty Trust, Inc.

Memphis, Tennessee

We have audited the accompanying statement of certain revenues and certain expenses of GrandMarc at Westberry Place (the "Property") for the year ended December 31, 2010. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property 's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of certain revenues and certain expenses of the Property was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain revenues and expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the Property are excluded, and the statement is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the statement of certain revenues and certain expenses presents fairly, in all material respects, the certain revenues and certain expenses of the Property as described in Note 1 for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Memphis, Tennessee

October 20, 2011

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GrandMarc at Westberry Place

Statements of Certain Revenues and Certain Expenses

For the Period from January 1, 2011 through September 30, 2011 (Unaudited) and the

Year Ended December 31, 2010

(Dollars in thousands)

	Period from
	January 1, 2011
	through	Year Ended
	September 30, 2011	December 31, 2010
	(Unaudited)
Certain revenues:
Rent	$4,957	$6,326
Other income	135	160
Total certain revenues	5,092	6,486

Certain expenses:
Property operating expenses	2,184	2,790
Real estate taxes and insurance	462	601
Total certain expenses	2,646	3,391

Certain revenues in excess of certain expenses	$2,446	$3,095

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GrandMarc at Westberry Place

Notes to Statements of Certain Revenues and Certain Expenses

For the Period from January 1, 2011 through September 30, 2011 (Unaudited) and the

Year Ended December 31, 2010

(Dollars in thousands)

1. Basis of Presentation

The accompanying statements of certain revenues and certain expenses for the periods presented are for GrandMarc at Westberry Place (the "Property"), a 644-bed collegiate housing facility on the campus of Texas Christian University (the "University") located in Ft. Worth, Texas. Education Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), which is the operating partnership of Education Realty Trust, Inc., a Maryland corporation, entered into a purchase and sale agreement to purchase the Property from PB BH Berry Street PO Limited Partnership (the "Seller"). Closing of the transaction is pending but is considered probable by the Operating Partnership.

The accompanying statements of certain revenues and certain expenses for the period from January 1, 2011 through September 30, 2011, and the year ended December 31, 2010, were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. The statements of certain revenues and certain expenses are not intended to be a complete presentation of the actual operations of the property for the period from January 1, 2011 through September 30, 2011, and the year ended December 31, 2010, as certain expenses which may not be comparable to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, management fees, depreciation, amortization, and certain partnership and other corporate expenses not directly related to the future operations of the Property. In the opinion of management of the Property, all adjustments considered necessary for a fair presentation have been included.

2. Summary of Significant Accounting Policies

Revenue Recognition

Property management generally leases apartment beds based on twelve month or less lease agreements. Tenants are billed in equal monthly installments on the first of the month and revenue is recognized on a straight-line basis over the term of the lease agreement. It is not uncommon for tenants to pay rent in advance, which is recognized as income when earned.

The future minimum rental income to be received based on leases in place at September 30, 2011, is approximately $7,579.

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2. Summary of Significant Accounting Policies (continued)

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the Property and consist primarily of common area maintenance, security, utilities, advertising and promotion, bad debts, general and administrative, salaries, ground lease, and other operating expenses that are expected to continue in the ongoing operation of the Property.

The Seller owns the assets of the Property subject to a ground lease. The ground lease between the Property and the University (the "Lessor") was effective on October 1, 2003, and expires on December 31, 2064. Lease payments are based on a fixed initial rate of $390 per year and increase annually beginning January 1, 2009, based on the greater of 3% or the percentage change in the Consumer Price Index-Urban ("CPI-U"), as provided in the lease agreement. The 3% fixed minimum rent escalation was determined to represent a scheduled rent increase under current lease accounting guidance. Therefore, the total rent expense over the life of the lease will be recognized on a straight-line basis. Annual base rent expense on a straight-line basis is expected to be $1,046.

Future payments due on the ground lease as of September 30, 2011, are as follows:

Year ending
2011 (remaining three months)	$113
2012	452
2013	452
2014	542
2015	542
Thereafter	57,630
$59,731

Debt Assumption

In connection with the acquisition of the Property described in Note 1, the Operating Partnership will assume $37,022, as of September 30, 2011, in debt with a variable interest rate of the one (1) month Reference Bill® index rate plus 485 basis points (4.98% as of December 31, 2010). The interest rate is capped at 7.5% and the debt matures January 1, 2020.

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2. Summary of Significant Accounting Policies (continued)

Debt Assumption (continued)

Future principal payments due on the mortgage note as of September 30, 2011, are as follows:

Year ending
2011 (remaining three months)	$150
2012	618
2013	650
2014	683
2015	718
Thereafter	34,203
$37,022

Capitalization

Expenditures for ordinary maintenance and repairs are expensed as incurred and significant renovations and improvements that improve and/or extend the useful life have been capitalized.

Use of Estimates

The preparation of the statements of certain revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain revenues and certain expenses. Actual results could differ from those estimates.

Commitments, Contingencies and Concentrations

In the normal course of business, the Property is subject to claims, lawsuits, and legal proceedings. While it is not possible to ascertain the ultimate outcome of such matters, in management's opinion, judgments in amounts not covered by insurance are not expected to have a material adverse effect on the results of operations.

The Property is subject to the risks involved with the ownership and operation of residential real estate at the University. These risks include, among others, those normally associated with changes in the demand for housing by students, competition for tenants, creditworthiness of tenants, changes in tax laws, and potential liability under environmental and other laws.

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2. Summary of Significant Accounting Policies (continued)

Unaudited Interim Financial Information

The accompanying statement of certain revenues and certain expenses for the period from January 1, 2011 through September 30, 2011, is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, that in the opinion of management are necessary for a fair presentation of the Property's statement of certain revenues and certain expenses for such period. The results for the period are not necessarily indicative of results that may be expected for any other interim period or for a full fiscal year or any future period.

Subsequent Events

The Property evaluated the effect of subsequent events would have on the financial statements through October 20, 2011, which is the date the financial statements were available to be issued.

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